THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

FORM OF CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance
US$[PRINCIPAL AMOUNT]	04/[ ]/2025

FOR VALUE RECEIVED, Fermata Energy II, LLC, a Delaware limited liability company (the "Company"), if the funding contingency described in Section 3 below is met and the Principal Amount hereunder is funded, hereby promises to pay to the order of [HOLDER NAME] (the "Holder"), the principal sum of US$[PRINCIPAL AMOUNT] (the "Principal Amount") including a 15% Original Issue Discount, together with interest thereon from the date of issuance of this convertible promissory note (this "Note"). Interest will accrue at a rate of 10% per annum. Unless earlier converted into Conversion Units (as defined below), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after April 21, 2026 (the "Maturity Date") at the Company's election or upon demand by the holders (the "Requisite Noteholders") of a minimum 35% of the aggregate principal amount of the Series 1 Notes (as defined below).
This Note is one of a series (the "Series") of convertible promissory notes (collectively, the "Series 1 Notes") issued by the Company to investors with identical terms and on the same form as set forth herein (except that the holder, principal amount and date of issuance may differ in each Note). Capitalized terms not otherwise defined in this Note will have the meanings set forth in Section 5.1.
1.Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the written consent of the Holder, except in the event of a Corporate Transaction (as set forth in Section 5.3).
2.Security. This Note is a general unsecured obligation of the Company.
3.Funding Contingency. The Holder’s obligation to fund under this Note is contingent upon the successful consummation of that certain asset purchase transaction by and between Nuvve

Holding Corp., the Company and Fermata Energy LLC (the “Contingent Transaction”) no later than April 28, 2025 at 5:00 PM Pacific time (the “Outside Closing Date”). If the Contingent Transaction does not close by the Outside Closing Date or is otherwise terminated for any reason on or prior to the Outside Closing Date, the Holder’s obligations hereunder are terminated. The parties hereto specifically acknowledge and agree that the Holder’s funding obligations under this Note are strictly conditioned upon the successful completion of the Contingent Transaction on or before the Outside Closing Date, and the Holder shall have no obligation to fund hereunder unless such condition is satisfied. For the avoidance of doubt, in the event that this Note is not so funded, the Holder shall have no rights whatsoever pursuant to this Note.
4.Priority. This Note is senior in right of payment to all current debt of the Company for borrowed money.
5.Conversion. This Note will be convertible into Equity Securities pursuant to the terms in this Section 5.
5.1Definitions.
(a)"Units" means the Company's Class B Units, except as otherwise provided in Section 5.4 in the case of Shadow Preferred treatment upon maturity conversion.
(b)"Conversion Units" (for purposes of determining the type of Equity Securities issuable upon conversion of this Note) means:
(i)with respect to a conversion pursuant to Section 5.2, (A) of the Equity Securities issued in the Next Equity Financing or (B) at the Company's election (if applicable), shares of Shadow Preferred;
(ii)with respect to a conversion pursuant to Section 5.3, Units; and
(iii)with respect to a conversion pursuant to Section 5.4, Units.
(c)"Conversion Price" means (rounded to the nearest 1/100th of one cent):
(i)with respect to a conversion pursuant to Section 5.2, the lesser of: (A) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (B) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;
(ii)with respect to a conversion pursuant to Section 5.3, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction; and
(iii)with respect to a conversion pursuant to Section 5.4, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to such conversion.
(d)"Corporate Transaction" means:
(i)The consolidation by the parent company (majority owner) of some or all of the convertible notes issued, the Series 1 Notes.

(ii)the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets or the exclusive license of all or substantially all of the Company’s material intellectual property;
(iii)the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock/units of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock/units of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or
(iv)the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company's capital stock/units if, after such closing, such person or group would become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).
For the avoidance of doubt, a transaction will not constitute a "Corporate Transaction" if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a "Corporate Transaction."
(e)"Discount" means 20%.
(f)"Equity Securities" means (i) Units; (ii) any securities conferring the right to purchase Units; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Units. Notwithstanding the foregoing, the following will not be considered "Equity Securities": (A) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (B) any convertible promissory notes (including this Note) issued by the Company; and (C) any SAFEs that have been issued by the Company.
(g)"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(h)"Fully Diluted Capitalization" means the number of issued and outstanding shares/units of the Company's capital stock or equity interests, assuming [(i)] the conversion or exercise of all of the Company's outstanding convertible or exercisable securities, including shares/units of convertible Preferred Units and all outstanding vested or unvested options or warrants to purchase the Company's capital stock[; and (ii) solely for purposes of Section 5.1(c)(i) and 5.1(c)(iii), the issuance of all shares/units of the Company's capital stock/units reserved and available for future issuance under any of the Company's existing equity incentive plans [or any equity incentive plan created or expanded in connection with the Next Equity Financing]]. Notwithstanding the foregoing, "Fully Diluted Capitalization" excludes: (A) any convertible promissory notes (including this Note) issued by the Company; (B) any

SAFEs issued by the Company; and (C) any Equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.
(i)"Next Equity Financing" means the next sale (or series of related sales) by the Company of its Equity Securities following the date of issuance of this Note, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, with the principal purpose of raising capital and from which the Company receives aggregate gross proceeds of not less than US$3,500,000 (excluding, for the avoidance of doubt, the aggregate principal amount of the Series 1 Notes).
(j)"Preferred Units" means all series of the Company's preferred units, whether now existing or hereafter created.
(k)"SAFE" means any simple agreement for future equity (or other similar agreement) that is issued by the Company for bona fide financing purposes and that may convert into the Company's capital stock/units in accordance with its terms.
(l)"Securities Act" means the Securities Act of 1933, as amended.
(m)"Shadow Preferred" means a series of Preferred Units with substantially the same rights, preferences and privileges as the series of Preferred Units issued in the Next Equity Financing, except that the per share liquidation preference of the Shadow Preferred will equal the Conversion Price calculated pursuant to Section 5.1(c)(i), with corresponding adjustments to any price-based antidilution and/or dividend rights provisions.
(n)"Valuation Cap" means US$20,000,000.

5.2Next Equity Financing Conversion. The principal balance and unpaid accrued interest on this Note will automatically convert into Conversion Units upon the closing of the Next Equity Financing. The number of Conversion Units the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note on a date that is no more than five (5) days prior to the closing of the Next Equity Financing/the date of conversion by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Units pursuant to the conversion of this Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.
5.3Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of this Note pursuant to Section 5.2 or Section 5.4 or the repayment of this Note, at the closing of such Corporate Transaction, the Holder may elect that either: (a) the Company will pay the Holder an amount equal to the sum of (x) all accrued and unpaid interest due on this Note and (y) 2 times the outstanding principal balance of this Note; or (b) this Note will convert into that number of Conversion Units equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Note on a date that is no more than five (5) days prior to the closing of such Corporate Transaction/the date of conversion by (y) the applicable Conversion Price.
5.4The Company shall provide the Holder with written notice of any proposed Corporate Transaction at least five (5) business days prior to the closing thereof, including a summary of the material terms and expected treatment of Noteholders. The Holder shall have until the closing of such Corporate Transaction, or such later date as reasonably agreed by the Company and the Requisite Noteholders, to make the election set forth in this Section 5.3.
5.5Maturity Conversion. At any time on or after the Maturity Date, at the election of the Holder/the Requisite Noteholders, this Note will convert into that number of Conversion Units equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Note on the date of such conversion by (y) the applicable Conversion Price.
5.6Mechanics of Conversion.
(a)Financing Agreements. The Holder acknowledges that the conversion of this Note into Conversion Units pursuant to Section 5.2 may require the Holder's execution of certain agreements relating to the purchase and sale of the Conversion Units, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the "Financing Agreements"). The Holder agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.
(b)Certificates. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Units, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Conversion Units (if certificated) to the Holder, or if the Conversion Units are not certificated, will deliver a true and correct copy of the Company's share register reflecting the Conversion Units held by the Holder. The Company will not be required to issue or deliver the Conversion Units until the Holder has surrendered this Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of this Note pursuant to Section 5.2 and Section 5.3 may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.
5.7Timely Conversion or Repayment at Maturity. If the Holder or the Requisite Noteholders elect to convert this Note upon or after the Maturity Date pursuant to Section 5.4, or elect repayment instead, the Company shall complete such conversion or repayment within ten (10) business days of such election. Failure to do so shall constitute an Event of Default (as defined in Section 8.20), and beginning on the eleventh (11th) business day, all unpaid principal and accrued interest shall accrue additional interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate permitted by applicable law, until such conversion or repayment is completed.
6.Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

6.1Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.
6.2Authorization and Enforceability. Except for the authorization and issuance of the Conversion Units, all corporate action has been taken on the part of the Company and its officers, directors and equityholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.
7.Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:
7.1Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
7.2Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder's representation to the Company, which the Holder hereby confirms by executing this Note, that this Note, the Conversion Units, and any Units issuable upon conversion of the Conversion Units (collectively, the "Securities") will be acquired for investment for the Holder's own account, not as a nominee or agent (unless otherwise specified on the Holder's signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.
7.3Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.
7.4Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.
7.5Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.
7.6Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission ("SEC") and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation, and may not be able, to satisfy.
7.7No Public Market. The Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.
7.8No General Solicitation. The Holder, and its officers, directors, employees, agents, equityholders or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
7.9Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address shown on the Holder's signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder's principal place of business is located in the state or province identified in the address shown on the Holder's signature page hereto.
7.10Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Holder's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder's jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.
7.11No "Bad Actor" Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.
8.Miscellaneous.
8.1Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note, except as expressly provided in this Note.
8.2Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.
8.3Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.4Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.
8.5Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one

(1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 7.5).
8.6No Finder's Fee. Each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection (directly or indirectly) with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
8.7Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.
8.8Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
8.9Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. The terms of this Note may not be amended or waived without the prior written consent of the Company and the Requisite Noteholders; provided, however that if any such amendments or waivers would adversely affect any Holder of a Series I Note in a manner that differs from that of the Requisite Noteholders, consent of such adversely affected Holder is required.
8.10Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.
8.11Transfer Restrictions.
(a)"Market Stand-Off" Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's first underwritten public offering (the "IPO") of its Units under the Securities Act, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable

(directly or indirectly) for Units (whether such shares, units or any such securities are then owned by the Holder or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Units or other securities, in cash, or otherwise. The foregoing provisions of this Section 8.11(a) will: (x) apply only to the IPO and will not apply to the sale of any shares/units to an underwriter pursuant to an underwriting agreement; (y) not apply to the transfer of any shares/units to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value; and (z) be applicable to the Holder only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all equityholders individually owning more than 5% of the outstanding Units. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 8.1), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 8.11(a) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 8.11(a) or that are necessary to give further effect thereto.
In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Holder's registrable securities of the Company (and the Company shares/units or securities of every other person subject to the foregoing restriction) until the end of such period. The Holder agrees that a legend reading substantially as follows will be placed on all certificates representing all of the Holder's registrable securities of the Company (and the Company shares/units or securities of every other person subject to the restriction contained in this Section 8.11a)):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY'S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY'S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.
(b)Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Note, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 7 and the undertaking set out in Section 8.11(a) and:

(i)there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or
(ii)the Holder has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.
Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder. The Holder agrees not to make any disposition of any of the Securities to the Company's competitors, as determined in good faith by the Company.
(c)Legends. The Holder understands and acknowledges that the Securities may bear the following legend:
THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.
8.12Exculpation among Noteholders. The Holder acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. The Holder agrees that no other holder of the Notes, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other holder of the Notes, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.
8.13Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares/units of the Company's capital stock/units as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company's capital stock/units underlying the Conversion Units that occur prior to the conversion of this Note.
8.14Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Note and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.
8.15Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.
8.16Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.
8.17Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.
8.18Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
8.19Transfer of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.
8.20Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Requisite Noteholders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (b) or (c) below), this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:
(a)the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;
(b)the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or
(c)an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).
(d)In addition, upon the occurrence and during the continuation of any Event of Default, all outstanding amounts under this Note shall accrue additional interest at a rate per annum equal to the lesser of (i) eighteen percent (18%) or (ii) the maximum rate permitted by applicable law, until such amounts are paid or converted in full.
8.21Company Waiver; Delays and Omissions. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

8.22California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.
8.23Information Rights. Until the earlier of (i) the conversion or repayment of this Note in full or (ii) a Corporate Transaction, the Company shall furnish to the Holder:
(a)within forty-five (60) days after the end of each fiscal quarter (excluding the fourth quarter), an unaudited balance sheet and income statement for such quarter;
(b)within ninety (120) days after the end of each fiscal year, audited (if available) or unaudited financial statements of the Company; and

(c)reasonable access, upon request, to the Company’s then-current capitalization table, as well as prompt notice of any material events, litigation, or financing activity that may reasonably be expected to impact the Holder’s rights under this Note.
8.24Permitted Transfers of the Note. Notwithstanding anything to the contrary herein, the Holder may transfer this Note, in whole or in part, without the prior written consent of the Company, to any of the following (each, a “Permitted Transferee”): (a) any affiliate or subsidiary of the Holder; (b) any entity under common control with the Holder; (c) any investment fund or managed account that is managed or advised by the same investment manager as the Holder; (d) any limited partner, member, or shareholder of the Holder; (e) any trust, estate, or other entity for bona fide estate planning purposes of the Holder or its affiliates; or (f) any other person or entity approved by the Company in writing (such approval not to be unreasonably withheld, conditioned, or delayed). Any such Permitted Transferee shall agree to be bound by the terms of this Note as a condition to such transfer.
8.25 Most Favored Nation Provision. If the Company issues any promissory notes, convertible securities, or other debt or equity instruments (including any subsequent convertible notes or SAFEs) prior to the conversion or repayment of this Note, and such instruments are issued with terms more favorable to the investor than those set forth in this Note (including, without limitation, conversion discounts, valuation caps, interest rates, or rights upon a liquidity event), the Company shall promptly notify the Holder in writing of the terms of such new instruments. Upon receipt of such notice, the Holder shall have the right to elect to amend this Note to incorporate such more favorable terms, in whole or in part, by delivery of written notice to the Company.

[SIGNATURE PAGES FOLLOW]

FERMATA ENERGY II, LLC By________________________ Name: Title: Address: Email Address:

Agreed to and accepted:

If an individual:
___________________________ Name: Address:
Email Address:
If an entity:
[PARTY NAME] By_________________________ Name: Title: Address: Email Address: